                                                                Exhibit 10.12(a)


                       Norton McNaughton of Squire Inc.
                              463 Seventh Avenue
                           New York, New York 10018



                                       November 20, 2000



Ms. Lynne F. Fish
471 Union Avenue
Murray Hill, New Jersey 07947

Dear Lynne:

          Reference is made to the Employment Agreement (the "Employment Agreement") dated as of November 11, 1998 between Norton McNaughton of Squire Inc. (the "Company") and you. Capitalized terms used herein shall have the meanings set forth in the Employment Agreement. The Company and you agree that the Term of the Employment Agreement shall be, and hereby is, extended until November 30, 2002, such that the Term of the Employment Agreement shall be the Extended Term. All other terms and conditions of the Employment Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects, including without limitation, payment to you during the Extended Term of a base salary of $375,000 per annum.

          Please indicate your agreement with the foregoing by signing a copy of this Letter Agreement in the space provided for that purpose below.


                        *          *          *

                                        Very truly yours,

                                        Norton McNaughton of Squire Inc.



                                        By: /s/ Peter Boneparth
                                            -------------------------------
                                            Name:  Peter Boneparth
                                            Title: Chief Executive Officer



Agreed and accepted as of
the date first above written


By:  /s/ Lynne F. Fish
   ----------------------
   Name:  Lynne F. Fish